Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL LIFESTYLE PROPERTIES ANNOUNCES FIRST QUARTER 2015 RESULTS

— Total revenues decreased 0.5 percent year-over-year to $72.0 million —

(ORLANDO, Fla.) May 15, 2015 — CNL Lifestyle Properties, Inc., a real estate investment trust (“we,” “our” or “us”), today announced its operating results for the first quarter ended March 31, 2015.

First Quarter 2015

•	Total revenues decreased $0.4 million, or 0.5 percent, as compared to the first quarter of 2014.

•	Total expenses increased $4.5 million, or 6.1 percent, as compared to the first quarter of 2014.

•	Net loss decreased $12.8 million, or 62.9 percent, as compared to the first quarter of 2014. Excluding impairment charges and loan loss provisions, net loss improved $13.4 million, or 78.8 percent, as compared to the first quarter of 2014.

•	Funds from Operations (“FFO”) and FFO per share decreased $4.1 million and $0.02 per share, respectively, as compared to the first quarter of 2014.

•	Modified Funds from Operations (“MFFO”) decreased $0.8 million as compared to the first quarter of 2014, and there was no change to MFFO per share.

•	Adjusted Earnings from Continuing Operations before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA from Continuing Operations”) decreased $0.1 million, or 0.5 percent, as compared to the first quarter of 2014.

The decrease in FFO and FFO per share is primarily attributable to (i) the loan loss provision recorded on one of our mortgage notes receivables to adjust the carrying value to net realizable value, (ii) bad debt expense recorded related to two ski properties, (iii) a decrease in rental income and net operating income from leased and managed properties due to the sale of our golf portfolio and our multifamily residential property and (iv) a decrease in interest income on mortgage notes receivable due to the collection of $83.5 million of principal outstanding that matured in 2014. The decreases were partially offset by (i) a decrease in interest expense primarily due to a decrease in weighted average debt outstanding, (ii) an increase in rental income from leased properties acquired after the first quarter of 2014 and an increase in “same-store” net operating income from managed properties primarily related to our attractions properties, and (iii) a decrease in asset management fees.

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The decrease in MFFO and MFFO per share is primarily attributable to (i) bad debt expense recorded related to two ski properties, (ii) a decrease in rental income and net operating income from leased and managed properties due to the sale of our golf portfolio and our multifamily residential property and (iii) a decrease in interest income on mortgage notes receivable due to the collection of principal that matured in 2014. The decreases were partially offset by (i) a decrease in interest expense primarily due to a decrease in weighted average debt outstanding, (ii) an increase in rental payments from leased properties (rental revenue excluding straight-line adjustments for GAAP) acquired after the first quarter of 2014 as well as in “same-store” net operating income from managed properties primarily related to our attractions properties, and (iii) a decrease in asset management fees.

The decrease in Adjusted EBITDA from Continuing Operations is primarily attributable to (i) bad debt expense recorded related to two ski properties and (ii) a decrease in interest income on mortgage notes receivable due to the collection of $83.5 million of principal outstanding that matured in 2014. The decreases were partially offset by (i) an increase in “same-store” net operating income from managed properties primarily related to our attractions properties, (ii) an increase in distributions from unconsolidated entities and (iii) a reduction in asset management fees.

The following table presents selected comparable financial data through March 31, 2015:

SUMMARY FINANCIAL RESULTS
(Millions except ratios and per share data)
	Quarter ended March 31,
	2015	2014
Total revenues	$72.0	$72.4
Total expenses	79.1	74.6

Operating loss	(7.1)	(2.2)

Net loss	(7.6)	(20.4)
Net loss per share	(0.02)	(0.06)

FFO	17.5	21.6
FFO per share	0.05	0.07

MFFO	18.5	19.3
MFFO per share	0.06	0.06

Adjusted EBITDA from Continuing Operations	22.5	22.6

Cash flows from operating activities	36.1	37.6

As of March 31, 2015:
Total assets	$2,223.1
Total debt	973.4
Leverage ratio*	43.8%

*	47.3% including our share of unconsolidated assets and debts

See detailed financial information and full reconciliation of FFO, MFFO and Adjusted EBITDA from Continuing Operations, which are Non-Generally Accepted Accounting Principles (“Non-GAAP”) measures, on the following pages.

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Portfolio Highlights

The following tables summarize our “same-store” comparable consolidated properties that we have owned during the entirety of both periods presented, and includes information for both leased and managed properties (other than for rent coverage, which includes all leased properties):

First Quarter 2015

	Number	Three Months Ended March 31,
	of	2015		2014		Increase (Decrease)
	Properties	Revenue (1)	EBITDA (1)	Revenue (1)	EBITDA (1)	Revenue	EBITDA

Ski and mountain lifestyle	17	$219,046	$93,888	$241,579	$110,167	(9.3)%	(14.8)%
Attractions	24	26,578	(8,622)	23,483	(9,870)	13.2%	12.6%
Senior housing (2)	29	30,608	9,772	29,157	9,114	5.0%	7.2%
Marinas	17	5,910	1,468	5,289	1,248	11.7%	17.6%

	87	$282,142	$96,506	$299,508	$110,659	(5.8)%	(12.8)%

FOOTNOTE:

(1)	Property operating results for tenants under leased arrangements are not included in the company’s operating results. Property-level EBITDA above is disclosed before rent and capital reserve payments to us, as applicable.
(2)	In May 2015, we sold all of the properties presented.

•	As of May 13, 2015, we owned a portfolio of 67 lifestyle properties of which 24 properties are held for sale.

•	Revenue and property-level EBITDA declined 5.8 percent and 12.8 percent, respectively, as compared to the first-quarter of 2014.

•	Drought and unusually warm temperatures, particularly in California and the Pacific Northwest, caused certain ski and mountain lifestyle properties to experience poor operating results during the 2014/2015 season as compared to the 2013/2014 season.

•	Although the attractions assets generally experience low volume in the first quarter, we are encouraged by the early season momentum we have experienced to date. Revenue increases are driven by improved marketing penetration, season pass upgrades, and favorable weather.

•	Revenue for our marinas portfolio is up 12 percent for the first quarter of 2015 as compared the same period of the prior year. This is due to the fact that revenues and EBITDA during 2014 reflected lower sales and higher expenses related to the transitioning of these properties to property managers during 2014 as a result of the former tenants defaulting on their leases.

Distributions

For the quarter ended March 31, 2015, we declared and paid distributions of approximately $16.3 million ($0.0500 per share). Our board of directors will continue to evaluate the level of distributions going forward, which will be based on a variety of factors including current and expected future cash flows from our properties.

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Assets Held for Sale

As of March 31, 2015, we classified 57 properties (38 senior housing, 17 marinas, one attractions and one additional lifestyle property) and one village retail property held in our unconsolidated joint ventures as assets held for sale. In late December 2014, we entered into a definitive agreement to sell our entire senior housing portfolio, which consists of 38 properties, for $790.0 million. In May 2015, we sold 37 of our 38 senior housing properties for $762.6 million and we anticipate the last senior housing property to be sold before the end of 2015, subject to various conditions that must be satisfied or waived; and accordingly, there can be no assurance that the closing of the last property will not be further delayed, or will be consummated on current terms, or at all.

In April 2015, we entered into a purchase and sale agreement for the sale of our unimproved land for $5.5 million. We also agreed to a plan to sell three attractions and a ski and mountain lifestyle property. In May 2015, we entered into a purchase and sale agreement for the sale of our marinas portfolio for approximately the carrying value of the assets.

Sale of Interest in Unconsolidated Entity

In April 2015, we sold our interest in the DMC Partnership for approximately $140 million, which exceeded our investment in the unconsolidated joint venture.

Retirement of Indebtedness

We used a portion of the net sales proceeds from the sale of our interest in the DMC Partnership and a portion of the net sales proceeds from the sale of 37 of our 38 senior housing properties to repay $304.1 million of indebtedness related to the senior housing assets sold, our revolving line of credit, and indebtedness collateralized by one of our attractions properties and one of our ski and mountain lifestyle properties.

Additionally, in May we initiated a process to call all of our senior unsecured notes with an outstanding principal amount of approximately $318.3 million at a premium of 103.625 percent. We expect to repay the bonds in June 2015. Upon the repayment of our senior unsecured notes we will no longer be obligated under the terms of the notes to conduct quarterly earnings calls. We will be communicating with our shareholders and the financial community by providing periodic updates and correspondence as we have done in the past, and we will continue to keep you abreast of our progress as we navigate the liquidation process.

Supplemental Information

See our quarterly report on Form 10-Q for the quarter ended March 31, 2015, on our website at CNLLifestyleREIT.com for additional information.

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CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2015	2014

ASSETS

Real estate investment properties, net (including $153,515 and $158,589 related to consolidated variable interest entities, respectively)	$1,005,962	$1,022,648
Assets held for sale, net (including $13,685 and $12,953 related to consolidated variable interest entities, respectively)	823,588	821,681
Investments in unconsolidated entities	143,594	127,102
Cash	75,855	136,985
Deferred rent and lease incentives	49,189	47,303
Restricted cash	40,581	35,962
Other assets	34,213	34,541
Intangibles, net	17,822	18,026
Accounts and other receivables, net	16,917	20,603
Mortgages and other notes receivable, net	15,404	19,361

Total Assets	$2,223,125	$2,284,212

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including $30,175 and $30,412 related to non-recourse debt of consolidated variable interest entities, respectively)	$392,124	$397,849
Senior notes, net of discount	316,920	316,846
Liabilities related to assets held for sale	158,722	159,267
Line of credit	112,500	152,500
Other liabilities	64,746	53,866
Accounts payable and accrued expenses	46,411	46,005
Due to affiliates	574	489

Total Liabilities	1,091,997	1,126,822

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share
One billion shares authorized; 349,084 shares issued and 325,184 shares outstanding as of March 31, 2015 and December 31, 2014, respectively	3,252	3,252
Capital in excess of par value	2,863,839	2,863,839
Accumulated deficit	(501,684)	(494,129)
Accumulated distributions	(1,227,561)	(1,211,302)
Accumulated other comprehensive loss	(6,718)	(4,270)

Total Stockholders’ Equity	1,131,128	1,157,390

Total Liabilities and Stockholders’ Equity	$2,223,125	$2,284,212

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CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenues:
Rental income from operating leases	$36,007	$36,532
Property operating revenues	35,082	32,715
Interest income on mortgages and other notes receivable	903	3,133

Total revenues	71,992	72,380

Expenses:
Property operating expenses	37,038	36,694
Asset management fees to advisor	4,434	5,198
General and administrative	3,982	3,955
Ground lease and permit fees	3,434	3,319
Acquisition fees and costs	—	613
Other operating expenses	619	579
Bad debt expense	2,540	4
Loan loss provision	3,940	—
Depreciation and amortization	23,112	24,202

Total expenses	79,099	74,564

Operating loss	(7,107)	(2,184)

Other income (expense):
Interest and other income	948	167
Interest expense and loan cost amortization	(12,009)	(14,164)
Equity in earnings of unconsolidated entities	3,561	4,299

Total other income (expense)	(7,500)	(9,698)

Loss from continuing operations	(14,607)	(11,882)
Income (loss) from discontinued operations (includes $414 amortization of loss on termination of cash flow hedges for the quarter ended March 31, 2014)	7,052	(8,471)

Net loss	$(7,555)	$(20,353)

Net income (loss) per share of common stock (basic and diluted)
Continuing operations	$(0.04)	$(0.04)
Discontinued operations	0.02	(0.02)

Net loss per share	$(0.02)	$(0.06)

Weighted average number of shares of common stock outstanding (basic and diluted)	325,184	322,639

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Non-GAAP Supplemental Financial Measures

The Company computes its financial results in accordance with GAAP. Although FFO, MFFO and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures, the Company believes FFO, MFFO, and Adjusted EBITDA from Continuing Operations calculations are helpful to stockholders and are widely recognized measures of real estate investment trust (“REIT”) operating performance. Pursuant to the requirements of Regulation G, the Company has provided reconciliations to these non-GAAP measures to the most directly comparable GAAP measures.

The Company calculates and reports FFO in accordance with the definitional and interpretive guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and real estate impairment write-downs, plus depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. The Company’s FFO calculation complies with NAREIT’s guidance described above. The Company believes that FFO, together with the GAAP measure of net income (loss), provides useful information to investors regarding the Company’s operating performance because it is a measure of the Company’s operations without regard to specific non-cash items, such as depreciation and amortization and asset impairment write-downs.

The Company calculates and reports MFFO in accordance with the Investment Program Association’s (“IPA”) Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to the write-off of deferred rent receivables and other lease-related assets as well as amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; elimination of adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss); unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company believes that MFFO is useful to investors in evaluating its performance because the exclusion of certain recurring and nonrecurring items described above provide useful supplemental information regarding its ongoing performance, and that MFFO, when combined with the primary GAAP measure of income (loss), is beneficial to a complete understanding of its operating performance.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations or as an indication of its liquidity, or indicative of funds available to fund our cash needs including our ability to make

Page 8 /CNL Lifestyle Properties announces first quarter 2015 results distributions to our stockholders. Stockholders and investors should not rely on FFO and MFFO as a substitute for any GAAP measure. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value or based on an estimated net asset value. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and, in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

The Company defines Adjusted EBITDA from Continuing Operations as net income (loss), less discontinued operations and other income, plus (i) net interest expense and loan cost amortization and (ii) depreciation and amortization, as further adjusted for the impact of equity in earnings (loss) of our unconsolidated entities, straight-line adjustment for leased properties and mortgages and other rents receivable, cash distributions from unconsolidated entities, and certain other non-recurring items that the Company does not consider indicative of its ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA from Continuing Operations, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA from Continuing Operations should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

The Company presents Adjusted EBITDA from Continuing Operations because it believes it assists investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

For additional information, please refer to the Company’s discussion of FFO, MFFO and Adjusted EBITDA from Continuing Operations included in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the United States Securities and Exchange Commission on May 15, 2015.

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Funds from Operations and Modified Funds from Operations

	Three Months Ended March 31,
	2015	2014

Net loss	$(7,555)	$(20,353)
Adjustments:
Gain on sale of property
Discontinued operations	(139)	—
Depreciation and amortization
Continuing operations	23,112	24,202
Discontinued operations	—	12,657
Impairment of real estate assets (1)
Discontinued operations	—	3,314
Net effect of FFO adjustment from unconsolidated entities (2)	2,082	1,731

Total funds from operations	17,500	21,551

Acquisition fees and expenses (3)
Continuing operations	—	613
Discontinued operations	—	111
Straight-line adjustments for leases and notes receivable (4)
Continuing operations	(3,024)	(2,545)
Discontinued operations	—	(881)
Amortization of above/below market intangible assets and liabilities
Continuing operations	(16)	18
Discontinued operations	—	358
Loan loss provision
Continuing operations	3,940	—
Accretion of discounts/amortization of premiums
Continuing operations	1	3
MFFO adjustments from unconsolidated entities: (2)
Straight-line adjustments for leases and notes receivable (4)
Continuing operations	94	14
Amortization of above/below market intangible assets and liabilities
Continuing operations	(1)	12

Modified funds from operations	$18,494	$19,254

Weighted average number of shares of common stock
Outstanding (basic and diluted)	325,184	322,639

FFO per share (basic and diluted)	$0.05	$0.07

MFFO per share (basic and diluted)	$0.06	$0.06

FOOTNOTES:

(1)	While impairment charges are excluded from the calculation of FFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.
(2)	This amount represents our share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the HLBV method.
(3)

In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition fees and expense relating to business combinations, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between real estate entities regardless of their level of acquisition activities. Acquisition

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fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses relating to business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(4)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Set forth below is a reconciliation of Adjusted EBITDA from Continuing Operations to net loss (in thousands):

	Three Months Ended March 31,
	2015	2014

Net loss	$(7,555)	$(20,353)
(Gain) loss from discontinued operations	(7,052)	8,471
Interest and other (income) expense	(948)	(167)
Interest expense and loan cost amortization	12,009	14,164
Equity in earnings of unconsolidated entities (1)	(3,561)	(4,299)
Depreciation and amortization	23,112	24,202
Loan loss provision	3,940	—
Straight-line adjustments for leases and notes receivables (2)	(3,024)	(2,545)
Cash distributions from unconsolidated entities (1)	5,570	3,120

Adjusted EBITDA from Continuing Operations	$22,491	$22,593

FOOTNOTES:

(1)	Investments in our unconsolidated joint ventures are accounted for under the HLBV method of accounting. Under this method, we recognize income or loss based on the change in liquidating proceeds we would receive from a hypothetical liquidation of our investments based on depreciated book value. We adjust EBITDA from continuing operations for equity in earnings (loss) of our unconsolidated entities because we believe this is not reflective of the joint ventures’ operating performance or cash flows available for distributions to us. We believe cash distributions from our unconsolidated entities, exclusive of any financing transactions, are reflective of their operating performance and its impact to us and have been added back to adjusted EBITDA from continuing operations above.
(2)	We believe that adjusting for straight-line adjustments for leased properties and mortgages and other notes receivable is appropriate because they are non-cash adjustments and reflect the actual cash receipts received by us from our tenants and borrowers.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 67 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Florida, CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, marinas and additional lifestyle properties. For more information, visit CNLLifestyleREIT.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $31 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Page 11 /CNL Lifestyle Properties announces first quarter 2015 results

Cautionary Note Regarding Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CNL Lifestyle Properties, Inc. (the “Company”) intends that such forward-looking statements be subject to the safe harbor created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should,” “could” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimates of per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s inability to identify a liquidity event or events, or other strategic alternatives or, even if identified, the Company’s inability to complete any such transaction or transactions on favorable terms or at all, and liquidation at less than the subscription price of the stock; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the

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Company’s tax structuring; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and other important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at ww.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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